ARTICLES OF MERGER

ARTICLES OF MERGER (these "Articles") made and entered into as of the 29th day of July, 1998 by and between RC Capital, Inc., a Colorado corporation ("RC Capital") and American National Trucking, Inc., a Texas corporation ("American"). These Articles are adopted pursuant to Title 7 of the Colorado Statutes, 1973, Annotated, as amended and Texas Business Corporation Act, as amended. All of such laws expressly permit the merger described herein; subject to and pursuant to all of the terms and conditions as set forth herein.

ARTICLE I
SURVIVOR CORPORATION

American, a Texas corporation, shall be the survivor corporation.

ARTICLE II
SHARES AUTHORIZED AND OUTSTANDING

On the date of these Articles of Merger, American has authority to issue 100,000,000 shares of Common Stock, $.001 par value, of which 3,500,000 shares are issued and outstanding. American has 20,000,000 preferred shares in classes A, B, and C, having 10,000,000, 9,990,000 and 10,000 preferred shares respectively, with 10,000 Class C preferred shares issued and
outstanding.   On the date of these Articles of Merger, RC Capital has
authority to issue 50,000,000 shares of Common Stock, no par value (the "RC Capital Common Stock"), of which 1,000 shares are issued and outstanding.

ARTICLE III
SHAREHOLDER VOTE

On July 28, 1998, shareholders entitled to vote on the action constituting all of the outstanding shares of RC Capital Common Stock approved the Agreement and Plan of Merger to merge RC Capital into American, none opposed. Said number of votes was sufficient for approval by the stockholders. On July 28, 1998, shareholders entitled to vote on the action constituting all of the outstanding shares of American Common Stock approved the Agreement and Plan of Merger to merge RC Capital into American, none opposed. Said number of votes was sufficient for approval by the stockholders.

ARTICLE IV
PLAN OF MERGER

The executed agreement of merger is on file at the principal place of business of the surviving corporation (American). Said address is 1660 South
Albion, Denver, Colorado 80222.     The address of RC Capital is 1660 South
Albion, Denver, Colorado 80222.   A copy of the agreement of merger will be
furnished by the surviving corporation to any stockholder of any constituent corporation.

The terms of the Agreement of Merger are as follows:

(1) Merger. RC Capital shall be merged with and into American, and American shall survive the merger ("merger"), effective upon the date when the Merger Agreement is made effective in accordance with applicable laws (the "Effective Date").

(2)   Amendment to Articles of Incorporation.   Article I of the Articles of
Incorporation of American shall be amended as to read - "The name of the corporation is Makepeace Capital Corp."

(3) Governing Documents. The Bylaws of American, in effect on the Effective Date, shall continue to be the Bylaws of American as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

(4) Further Assurances. From time to time, as and when required by American or by its successors and assigns, there shall be executed and delivered on behalf of RC Capital such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in American the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of RC Capital, and otherwise to carry out the purposes of the Merger Agreement, and the officers and directors of American are fully authorized in the name and on behalf of RC Capital or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

(5) Stock of RC Capital. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of RC Capital shall be recalled and canceled and 10,000 restricted American B Units
shall be issued in proportion to their ownership percentage.   Each B Unit
shall consist of One Common Share and One A Warrant to purchase a Common Share of American at the exercise price of $5.00. The registered owner on the books and records of RC Capital or its transfer agents of any outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to American or its transfer agents, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of American Common Stock evidenced by such outstanding certificate as above provided.

(6)	Book Entries.  As of the Effective Date, entries shall be made upon the books of American in accordance with the following.

	(a)	The assets and liabilities of RC Capital shall be recorded
at the amounts at which they were carried on the books of RC Capital immediately prior to the Effective Date, with appropriate adjustments to reflect the retirement of the 1,000 Common of RC Capital presently issued and outstanding.

	(b)	There shall be credited to the common stock account of
American the aggregate amount of the stated value of all shares of American Common Stock resulting from the conversion of the outstanding RC Capital Common Stock pursuant to the merger.

	(c)	There shall be credited to the retained earnings account of
American the aggregate of the amount carried in the retained earnings account of RC Capital immediately prior to the Effective Date.

(8)	Access to Documentation.  Prior to the merger, American and RC
Capital shall provide each other full access to their books and records, and shall furnish financial and operating data and such other information with respect to their business and assets as may reasonably be requested from time to time. If the proposed transaction is not consummated, all parties shall keep confidential any information (unless ascertainable from public filings or published information) obtained concerning each others operations, assets and business.

(9) 	Merger Expenses.  RC Capital shall pay the legal, accounting and any other expenses reasonably incurred in connection with this Agreement and the transactions contemplated hereby. Said expenses shall not exceed $3,000. American agrees to provide an itemized list of all expenses incurred in connection with the Merger Agreement and the transactions contemplated hereby.

(10)	Abandonment.  At any time before the effective Date, the Agreement and Plan of Reorganization and the Agreement of Merger may be terminated and the Merger may be abandoned by the Board of Directors of either American or RC Capital or both, notwithstanding approval of the Merger Agreement by the shareholders of American or the shareholders of RC Capital or both.


IN WITNESS WHEREOF, these Articles of Merger, having first been duly approved by resolution of the Boards of Directors of American and RC Capital and their respective shareholders, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

RC Capital, Inc.	ATTEST:
A Colorado corporation






President	Secretary


American National Trucking, Inc.	ATTEST:
A Texas corporation






President	Secretary


State of 			)
				)ss.
County of			)


On the 		 day of July, 1998 personally appeared before me the
President of RC Capital, Inc. a Colorado corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

						NOTARY PUBLIC



						Address

My Commission Expires:

SEAL

State of 			)
				)ss.
County of			)


	On the 		 day of July, 1998, personally appeared before me
the Secretary of RC Capital, Inc., a Colorado corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

						NOTARY PUBLIC


						Address




My Commission Expires:

SEAL


State of 			)
				)ss.
County of 			)


	On the  	 day of July, 1998, personally appeared before me the
President of American National Trucking, Inc., a Texas corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.


						NOTARY PUBLIC


						Address


My Commission Expires:

SEAL

State of 			)
				)ss.
County of 			)


On the  	 day of July, 1998, personally appeared before me the Secretary of
American National Trucking, Inc., a Texas corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.


						NOTARY PUBLIC


						Address


My Commission Expires:

SEAL

VERIFICATION


The undersigned, after being duly sworn, does hereby depose and state, that he is the Secretary of American National Trucking, Inc., a Texas corporation, and that he has read the foregoing Articles of Merger and knows the contents thereof, and does hereby certify that these Articles of Merger contain a truthful statement of the Agreement and Plan of Merger as duly adopted by the Board of Directors.





						Secretary



State of			)
				)ss.
County of 			)


	On the  	 day of July, 19968, personally appeared before me the
Secretary of American National Trucking, Inc., a Texas corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.





						NOTARY PUBLIC



						Address




My Commission Expires:

SEAL

VERIFICATION


The undersigned, after being duly sworn, does hereby depose and state, that he is the Secretary of RC Capital, Inc., a Colorado corporation, and that he has read the foregoing Articles of Merger and knows the contents thereof, and does hereby certify that these Articles of Merger contain a truthful statement of the Agreement and Plan of Merger as duly adopted by the Board of Directors by a majority of the stockholders of the corporation.


Secretary



State of   )
	  )ss.
County of  )


	On the  	 day of July, 1998, personally appeared before me the
Secretary of RC Capital, Inc., a Colorado corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

						NOTARY PUBLIC



						Address




My Commission Expires:

SEAL